                                                                   Exhibit 10.06


                                 US$150,000,000
                   SYNDICATED OFFSHORE BILL DISCOUNT FACILITY

                              Dated March 12, 1998

                                     Between

                  NAKORNTHAI STRIP MILL PUBLIC COMPANY LIMITED

                                  (the Company)

                                       and

                            BANQUE NATIONALE DE PARIS

                            (the Agent and Arranger)

                                       and

                          THE BANKS herein referred to




                               SHEARMAN & STERLING
                                    SINGAPORE

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----

                                    ARTICLE I
                        DEFINITIONS AND ACCOUNTING TERMS

      SECTION 1.01.  Defined Terms.............................................1
      SECTION 1.02.  Construction..............................................8
      SECTION 1.03.  Computation of Time Periods...............................9

                                   ARTICLE II
                      THE FACILITY AND CONDITIONS PRECEDENT
                       TO GRANT OF FINANCIAL ACCOMMODATION

      SECTION 2.01.  Grant of Facility.........................................9
      SECTION 2.02.  Condition Precedent Documents.............................9

                                   ARTICLE III
                               FUNDING PROVISIONS

      SECTION 3.01.  Request for Payments......................................9
      SECTION 3.02.  Making Payments..........................................10
      SECTION 3.03.  Maximum Amount...........................................10
      SECTION 3.04.  Notices Irrevocable......................................10
      SECTION 3.05.  Termination or Reduction of the Commitments..............11
      SECTION 3.06.  Banks Obligations Several................................11
      SECTION 3.07.  Each Banks Participation.................................11
      SECTION 3.08.  Payment by Offtakers.....................................11

                                   ARTICLE IV
                           COMPUTATIONS AND PAYMENTS

      SECTION 4.01.  Computations.............................................11
      SECTION 4.02.  Discount Period..........................................12
      SECTION 4.03.  Payments to the Agent....................................12
      SECTION 4.04.  Payments by the Agent....................................12
      SECTION 4.05.  Notice to Banks..........................................12
      SECTION 4.06.  Clawback.................................................12

                                    ARTICLE V
                                   INDEMNITY

      SECTION 5.01.  Indemnity................................................12
      SECTION 5.02.  Costs and Expenses.......................................13


                                      (i)

                                                                            Page
                                                                            ----

      SECTION 5.03.  Banks' Liabilities for Costs.............................14
      SECTION 5.04.  Survival.................................................14

                                   ARTICLE VI
                               EVENTS OF DEFAULT

      SECTION 6.01.  Events of Default........................................14
      SECTION 6.02.  Notice...................................................16

                                   ARTICLE VII
                                    SHARING

      SECTION 7.01.  Redistribution of Payments...............................16
      SECTION 7.02.  Repayable Recoveries.....................................16

                                  ARTICLE VIII
                                      FEES

      SECTION 8.01.  Fees.....................................................17

                                   ARTICLE IX
                                INCREASED COSTS

      SECTION 9.01.  Increased Costs, Etc.....................................17
      SECTION 9.02.  Taxes....................................................17
      SECTION 9.03.  Certificates.............................................18

                                    ARTICLE X
                               AGENCY PROVISIONS

      SECTION 10.01.  Appointment of the Agent................................18
      SECTION 10.02.  Agent's Discretions.....................................18
      SECTION 10.03.  Agent's Obligations.....................................19
      SECTION 10.04.  Excluded Obligations....................................20
      SECTION 10.05.  Indemnification.........................................20
      SECTION 10.06.  Exclusion of Liabilities................................20
      SECTION 10.07.  No Actions..............................................20
      SECTION 10.08.  Business with any Transaction Party.....................20
      SECTION 10.09.  Resignation.............................................20
      SECTION 10.10.  Successor Agent.........................................21
      SECTION 10.11.  Rights and Obligations..................................21
      SECTION 10.12.  Own Responsibility......................................21
      SECTION 10.13.  Agency Division Separate................................21
      SECTION 10.14.  Confidential Information................................22
      SECTION 10.15.  Safe Custody............................................22
      SECTION 10.16.  Delegation..............................................22


                                      (ii)

                                                                            Page
                                                                            ----

                                   ARTICLE XI
                           ASSIGNMENTS AND TRANSFERS

      SECTION 11.01.  Binding Agreement.......................................22
      SECTION 11.02.  No Assignments and Transfers by the Company.............22
      SECTION 11.03.  Assignments and Transfers by Banks......................22
      SECTION 11.04.  Assignments by Banks....................................23
      SECTION 11.05.  Transfers by Banks......................................23
      SECTION 11.06.  Transfer Fees...........................................23
      SECTION 11.07  Disclosure of Information................................23

                                   ARTICLE XII
                                   AMENDMENTS

      SECTION 12.01.  Amendment Procedures....................................24
      SECTION 12.02. Amendment Costs..........................................25

                                  ARTICLE XIII
                                 MISCELLANEOUS

      SECTION 13.01. Amendments, Etc..........................................25
      SECTION 13.02. Notices, Etc.............................................25
      SECTION 13.03. No Waiver-, Remedies.....................................25
      SECTION 13.04. Right of Set-off.........................................25
      SECTION 13.05. Execution in Counterparts................................26
      SECTION 13.06. Jurisdiction, Etc........................................26
      SECTION 13.07. Governing Law............................................26
      SECTION 13.08. Service of Process.......................................26


Appendix 1  Conditions Precedent

Appendix 2  Commitments

Exhibit 1   Form of Request for Payment

Exhibit 2   Form of Bill of Exchange

Exhibit 3   Form of Guarantee and Indemnity

Exhibit 4   Form of Transfer Certificate

Exhibit 5   Certificate of Offtaker

Exhibit 6   Certificate of Company

Exhibit 7   Certificate of Offtaker


                                     (iii)

              SYNDICATED OFFSHORE BILL DISCOUNT FACILITY AGREEMENT

            This SYNDICATED OFFSHORE BILL DISCOUNT FACILITY AGREEMENT dated March 12, 1998 is made between Nakornthai Strip Mill Public Company Limited (the "Company"), Banque Nationale de Paris as agent (the "Agent") and arranger (the "Arranger"), and each of the banks and financial institutions listed in Appendix 2 (the "Banks")

WHEREAS:

            (1) The Company has entered into certain offtake agreements with Klockner Steel Trading GmbH ("KST") and Preussag Handel GmbH ("Preussag") pursuant to which KST and Preussag will purchase steel products from and make payment in respect thereof to the Company;

            (2) The Company has arranged with the Offtakers to draw Bills of Exchange (the Face Amount of which will correspond to an amount due under an Offtake Agreement) upon the Offtakers, in favour of the Banks as payee;

            (3) Upon acceptance of such Bills of Exchange by the Offtakers and delivery thereof to the Agent, the Banks will advance the Discounted Amount of such Bills of Exchange to the Company.

                      NOW, IT IS HEREBY AGREED as follows:


                                    ARTICLE I
                        DEFINITIONS AND ACCOUNTING TERMS

            SECTION 1.01. Defined Terms. Unless the context otherwise requires, the following terms shall have the following meanings when used in this
Agreement:

            "Agent" means Banque Nationale de Paris, acting through its London branch or any successor as agent of the Banks hereunder.

            "Agent Offshore Account" means the account so designated by the Agent in a written notice to the Company.

            "Applicable Margin" means 0.40% per annum provided always that so long as any Event of Default attributable to the Company, an Offtaker accepting a Bill of Exchange or a Guarantor guaranteeing a Bill of Exchange is continuing the Applicable Margin applying to the relevant Bill of Exchange shall be 2.40%.

            "Arranger" means Banque Nationale de Paris, acting through its New York branch.

            "Authorised Director" means in relation to the Company, a director of the Company who has been duly authorised, whether alone or jointly with one or more Authorised Directors, to bind the Company and who has been duly registered as such by the Commercial Registration Department, Ministry of Commerce, Thailand, including any person duly authorised to bind the Company under a power of attorney duly executed by the Authorised Directors.

            "Bank" means any of those banks listed in Appendix 2 and their respective successors and any permitted transferees or assignees and "Banks" shall be construed accordingly.

            "Bill of Exchange" means a bill of exchange in the form of Exhibit 2 drawn by the Company and accepted by an Offtaker naming the Agent in its capacity as agent for and on behalf of itself and the Banks as payee.

            "Business Day" means a day of the year on which banks are not required or authorised by law to close in New York City, London, Singapore or Bangkok.

            "Change in Control" means (i) any sale or transfer or other disposition by any US Investor of 20% or more of its shareholding in the Company (excluding transfers between the US Investors); or (ii) the US Investors ceasing in the reasonable opinion of the Agent to maintain operational control of or to manage the Company pursuant to the Management Agreement or otherwise or the Management Agreement ceasing to be in full force and effect with the parties thereto as at the date of execution thereof.

            "Commitment" means in relation to a Bank, the amount in US Dollars set opposite its name in Appendix 2, or as applicable, the amount set out in a Transfer Certificate for such Bank, in any case to the extent not reduced or cancelled hereunder.

            "Discounted Amount" means in relation to any Bill of Exchange, the net present value on the Payment Date of the Face Amount of the Bill of Exchange as calculated by the Agent applying the Discount Rate for the applicable Discount Period.

            "Discount Period" means, in respect of a Bill of Exchange, the period commencing on the Payment Date proposed in respect of such Bill of Exchange and ending on the Maturity Date of such Bill of Exchange.

            "Discount Rate" means the sum of (a) SIBOR; and (b) the Applicable Margin after taking into account any adjustment required pursuant to the terms of Sections 9.01 and 9.02.

            "Encumbrance" means any mortgage, charge, pledge, lien, encumbrance, right of set off, assignment by way of security, retention of title or any security interest whatsoever or any agreement or arrangement having the effect of conferring security or a preferential arrangement howsoever created or arising.

            "Equity Investors" means Steel Dynamics, Inc, Enron Capital and Trade Resources, McDonald & Company Securities, Inc., Quantum Emerging Group Fund, the State of Wisconsin Investment Board and John Hancock Mutual Life Insurance Company.

            "Event of Default" means any of the events described in Section
      6.01.

            "Face Amount" means in respect of a Bill of Exchange, the amount specified therein as being payable on the Maturity Date.

            "Facility" means the facility provided by the Banks to the Company and described in Section 2.01.

            "Facility Office" means, in relation to the Agent or any Bank, the office identified with its signature below (or, in the case of a Transferee, at the end of the Transfer Certificate to which it is a party as Transferee) or such other office as it may from time to time select.

            "Final Maturity Date" means 31 December 2000.

            "Germany" means the Federal Republic of Germany and any relevant political subdivision of it or in it, including any relevant government agency thereof..

            "Guarantee" means a guarantee from the Guarantor in favour of the Agent for and on behalf of itself and the Banks guaranteeing the obligations of KST substantially in the form of Exhibit 3 hereto.

            "Guarantor" means Klockner & Co. AG.

            "Initial Payment" means the first Payment made by the Banks to the Company hereunder.

            "Insolvency Event" means

            (i) in relation to any person, in any jurisdiction, the passing of any resolution by its directors (or an equivalent executive body) or by its shareholders, the taking of any irrevocable proceedings by such person for, or the convening of a meeting by such person to consider, or the advertising of a petition, or the giving of any judgement, the making of any order or direction by any judicial, governmental or official authority or agency of any kind in any jurisdiction for, or in respect of:

                  (a) the bankruptcy, liquidation or dissolution of such person or any termination of its independent corporate existence (whether by merger or otherwise);

                  (b) the appointment of any liquidator, trustee, administrator, administrative receiver, receiver or similar officer in respect of such person;

                  (c) the vesting, taking possession or assumption of all or substantially all of the assets, or the control, management or supervision of the affairs, of such person by any such authority or agency, any officer of, or any person appointed by or representing, any such authority or agency, or any of the creditors of such person or any person appointed by, or representing, any such creditor;

                  (d) any moratorium, composition, re-scheduling,
            re-organisation, scheme or other arrangement with, or involving, or assigm-nent for the benefit of, the creditors of such person or any class of them;

                  (e) the subjecting of such person to, or the obtaining of any relief for such person under, any laws relating to insolvency;

                  (f) any formal admission by or on behalf of such person or any judgement, order, declaration or finding by or on behalf of any such authority or agency that such person is insolvent or is unable, or has ceased, to pay its debts as they become due; or

                  (g) any other event the occurrence of which has the same or a substantially similar effect in any jurisdiction to any of the foregoing; or

            (ii) any Offtaker or the Guarantor communicating to the Company, in writing signed by a duly authorised individual (a certified true copy having been delivered to the Agent), that such Offtaker or the Guarantor is financially unable to pay a Bill of Exchange.

            "KST Offtake Agreement" means the agreement dated November 18, 1997 and made between KST and the Company on the terms and subject to the conditions of which KST is obliged to purchase certain steel products manufactured by the Company.

            "Majority Banks" means at any time, Banks whose Commitments then total more than 66 2/3% of the Total Commitments.

            "Management Agreement" has the meaning ascribed to it in the Offering Memorandum.

            "Material Adverse Change" means any material adverse change in the business, condition (financial or otherwise), operations, performance, properties or prospects of any Transaction Party.

            "Material Adverse Effect" means a material adverse effect on (a) the business, condition (financial or otherwise), operations, performance, properties or prospects of any Transaction Party, (b) the rights and remedies of the Agent and/or the Banks under any Transaction Document or
      (c) the ability of any Transaction Party to perform its obligations under any Transaction Document to which it is or is to be a party.

            "Maturity Date" means, in respect of a Bill of Exchange, the date on which the relevant Bill of Exchange becomes payable as specified therein.

            "Offering Memorandum" means the Offering Memorandum dated March 2, 1998 distributed in connection with the offering of the Senior Notes and Senior Subordinated Notes.

            "Offtaker" means KST and/or Preussag, as the case may be.

            "Offtake Agreements" means the KST Offtake Agreement and the Preussag Offtake Agreement and "Offtake Agreement" shall be construed accordingly.

            "Onshore Facility Agreement" means the onshore bill discount facility agreement of even date herewith entered into between the Company, Banque Nationale de Paris as agent and arranger and the banks identified therein.

            "Other Taxes" has the meaning ascribed to it in Section 9.02(b).

            "Outstanding Pavment" means any Payment in respect of which the corresponding Bill of Exchange has not been fully satisfied and discharged (and the amount paid in respect of such satisfaction and discharge has not been returned).

            "Payment" means the US Dollar Discounted Amount of a US Dollar denominated Bill of Exchange that has been accepted by an Offtaker, advanced in accordance with Article III.

            "Payment Date" means the Business Day on which a Payment is made by the Banks to the Company in accordance with Article III hereof.

            "Potential Event of Default" means an event which with the passage of time, the giving of notice, the making of a determination or any combination thereof shall constitute an Event of Default.

            "Preussag Offtake Apreement" means the agreement dated November 18, 1997 and made between Preussag and the Company on the terms and subject to the conditions of which Preussag is obliged to purchase certain steel products manufactured by the Company.

            "Private Placement" has the meaning ascribed to it in the Offering Memorandum.

            "Project" means the development, construction, operation, management, maintenance and financing of a thin-slab cold flat-rolled steel mini-mill located in Chonburi, Thailand.

            "Related Documents" means the Offering Memorandum, the Senior Notes, the Senior Guaranty, the Senior Subordinated Notes, the Senior Subordinated Guaranty, the New Credit Facility, the Bank Credit Facility, the Indentures, the Security Documents and each Project Document, in each case as defined in the Offering Memorandum.

            "Request for Payment" means a request for a Payment submitted in accordance with Article II and substantially in the form of Exhibit 1 hereto.

            "Revenue Account" means the account of the Company maintained with The Chase Manhattan Bank, New York, or such other account as the Company and the Agent may from time to time designate as the "Revenue Account".

            "Senior Notes" has the meaning ascribed to it in the Offering Memorandum.

            "Senior Subordinated Notes" has the meaning ascribed to it in the Offering Memorandum.

            "SIBOR" means in relation to any Payment , on any day during any period by reference to which the Discount Rate is to be calculated thereon, the rate per annum determined by the Agent to be equal to the arithmetic mean (rounded upwards, if necessary to the nearest whole multiple of one-sixteenth of one per cent.) of the respective rates of each of the banks whose rates appear on the screen page designated "SIBO" (or the equivalent successor to such page) published or reported by Reuters Limited on the Reuters monitor screen as the rate at which it is offering deposits in US Dollars for a period comparable to that for which such rate is to be determined in the Singapore interbank market at or about 11.00 a.m. on the second Business Day before the proposed Payment Date provided that if (a) for any such period only one or no banks have a quotation of SIBOR appearing on such screen or (b) the rate determined as SIBOR as aforesaid is, in the opinion of the Agent, manifestly incorrect, then SIBOR, in relation to any such period, shall be the rate quoted by the Agent for deposits in dollars in an amount comparable to the amount of the Payment for such period at or about 11.00 a.m. on the second Business Day prior to the proposed Payment Date.

            "Solvent" means with respect to any person on a particular date, that on such date (a) the fair value of the property of such person is greater than the total amount of liabilities, including, without limitation, contingent liabilities, of such person, (b) the present fair saleable value of the assets of such person is not less than the amount that will be required to pay the probable liability of such person on its debts as they become absolute and matured, (c) such person does not intend to, and does not believe that it will, incur debts or liabilities beyond such person's ability to pay such debts and liabilities as they mature and
      (d) such person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such person's property would constitute an unreasonably small capital. The amount of contingent liabilities at any time shall be computed as the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

            "Subsidiary" means in relation to a company or corporation, any company or corporation:

            (a) which is controlled, directly or indirectly, by the first-mentioned company or corporation;

            (b) more than half the issued share capital of which is beneficially owned, directly or indirectly, by the first-mentioned company or corporation; or

            (c) which is a Subsidiary of another Subsidiary of the first-mentioned company or corporation and, for these purposes, a company or corporation shall be treated as being controlled by another if that other company or corporation is able to direct its affairs and/or to control the composition of its board of directors or equivalent body.

            "Taxes" has the meaning ascribed to it in Section 9.02(a)

            "Thailand" means the Kingdom of Thailand and any relevant political sub-division of it or in it, including any relevant government agency thereof.

            "Total Commitments" at any time means the sum of the Commitments of each of the Banks at that time.

            "Transaction Documents" means (i) this Agreement; (ii) each Bill of Exchange; (iii) (for so long as the Guarantor is a Transaction Party) the Guarantee; (iv) any agreement entered into between the Company and the Agent including with respect to the payment of fees or other amounts relating to the Facility including the fee letter contemplated by Section 8.01(b).

            "Transaction Party" means the Company any Offtaker and the Guarantor provided that where any such party other than the Company has no outstanding obligations under any Bill of Exchange and no contingent obligations under the Guarantee, the Company may by written notice to the Agent remove such party as a Transaction Party for the purposes hereof, whereupon such party shall be deemed not to be a Transaction Party.

            "Transfer Certificate" means a certificate substantially in the form set out in Exhibit 4 signed by a Bank and a Transferee whereby:

            (a) such Bank seeks to procure the transfer to such Transferee of all or a part of such Bank's rights, benefits and obligations hereunder as contemplated in Section 11.03; and

            (b) such Transferee undertakes to perform the obligations it will assume as a result of delivery of such certificate to the Agent as is contemplated in Section 11.05.

            "Transfer Date" means, in relation to any Transfer Certificate, the date for the making of the transfer as specified in the schedule to such Transfer Certificate.

            "Transferee" means a bank or other financial institution to which a Bank seeks to transfer all or part of such Bank's rights, benefits and obligations hereunder.

            "US Dollar or US$" means the lawful currency of the United States.

            "US Investor" means Steel Dynamics, Inc., Enron Capital and Trade Resources and McDonald & Company Securities, Inc.

            SECTION 1.02. Construction.

            (a) Each reference to any contract or agreement is to the relevant contract or agreement and any schedules and annexes to the relevant contract or agreement as the same may be amended, varied, supplemented or novated from time to time;

            (b) Headings are for ease of reference only and are to be ignored in construing this Agreement; and

            (c) A reference:

                  (i) to a person shall, as the context requires, include an individual, partnership, body corporate, unincorporated association or state, governmental or quasi-governmental entity or agency;

                  (ii) in one gender shall, as the context requires, include the other genders;

                  (iii) to a "month" is a reference to a period starting on one day in a calendar month and ending on the numerically corresponding day in the next calendar month, except that, if such period starts on the last day in a calendar month or there is no numerically corresponding day in the month in which that period ends, that period shall end on the last Business Day in such later calendar month;

                  (iv) to "assets" includes properties, revenues and rights of every description present, future and contingent;

                  (v) to a statute shall be construed as a reference to such statute as the same may have been, or from time to time be, amended or re-enacted; and

                  (vi) to a word importing the singular shall include the plural and vice versa.

                  (vii) the "equivalent" on any given date in one currency (the
            "first currency") of an amount denominated in another currency (the "second currency") is a reference to the amount of the first currency which could be purchased with the amount of the second currency at the spot rate of exchange quoted by the Agent at or about 11.00 a.m. on such date for the purchase of the first currency with the second currency;

                  (viii) to "including" shall be construed as a reference to
            "including without limitation"; and

                  (ix) to a "law" includes common or customary law and any
            constitution, decree, judgment, legislation, order, ordinance, regulation, statute, treaty or other legislative measure in any jurisdiction or any present or future directive, regulation, request or requirement (in each case, whether or not having the force of law but, if not having the force of law, the compliance with which is in accordance with the general practice of persons to whom the directive, regulation, request or requirement is addressed);

                  (x) "VAT" shall be construed as a reference to value added tax including any goods and services or similar tax which may be imposed from time to time.

            SECTION 1.03. Computation of Time Periods. In this Agreement in the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each mean "to but excluding".

                                   ARTICLE II
                    THE FACILITY AND CONDITIONS PRECEDENT TO
                        GRANT OF FINANCIAL ACCOMMODATION

            SECTION 2.01. Grant of Facility. The Banks grant to the Company, upon the terms and subject to the conditions hereof, a bills of exchange discount facility in an aggregate total amount of US$150,000,000.

            SECTION 2.02. Condition Precedent Documents. Save as the Agent (acting on the instructions of the Majority Banks) may otherwise agree, the Company may not deliver any Request for Payment hereunder unless the Agent has confirmed to the Company that it has received all of the documents referred to in Part I of Appendix 1 and that each is, in form and substance, satisfactory to the Agent and that all other conditions referred to therein have been met, to the satisfaction of the Agent.

                                   ARTICLE III
                               FUNDING PROVISIONS

            SECTION 3.01. Request for Payments. A Payment will be made by the Banks to the Company in respect of a Bill of Exchange if:

            (a) four Business Days before the proposed date for the making of such Payment, the Agent has received from the Company a Request for Payment;

            (b) the proposed date for the making of such Payment is a Business Day which falls on or before the day which is 60 days prior to the Final Maturity Date;

            (c) the proposed date for the making of such Payment is not less than five Business Days after the date upon which the previous Payment (if any) was made hereunder;

            (d) the proposed amount of such Payment is an amount which is less than or equal to the amount of the Total Commitments less the Outstanding Payments;

            (e) (i) the Event of Default described in Section 6.01 (a) shall not have occurred and be continuing; and (ii) no other Event of Default or Potential Event of Default has occurred on and as of the proposed date for the making of such Payment and is attributable to the Offtaker accepting the Bill of Exchange to which such Payment relates or the Guarantor guaranteeing payment of such Bill of Exchange; and

            (f) four Business Days before the proposed Payment Date the Agent has received all of the documents referred to in Part 2 of Appendix 1 and each is in form and substance satisfactory to the Agent and all otber conditions referred to therein have been met, to the satisfaction of the Agent. The Company may furnish such documents to the Agent in facsimile form, provided that the originals shall have been furnished no later than two Business Days before the proposed Payment Date.

            SECTION 3.02. Making Payments. Subject to Section 3.01 the Banks shall, on the Payment Date, advance the Discounted Amount of the relevant Bill of Exchange to the Company by crediting the Discounted Amount to the Revenue Account.

            SECTION 3.03. Maximum Amount. (a) The aggregate amount of all Outstanding Payments made hereunder shall at no time exceed the Total Commitments.

            (b) The aggregate amount of all Outstanding Payments hereunder shall at no time exceed:

                  (i) in respect of Bills of Exchange accepted by KST, the
            greater of US$37.5 million and 25% of the Total Commitments;

                  (ii) in respect of Bills of Exchange accepted by Preussag, the greater of US$112.5 million and 75% of the Total Commitments; or

                  (iii) the Total Commitments.

            and the Company shall not be entitled to make a Request for Payment and the Banks shall have no obligation to make a Payment, that would result in any of the above limits being exceeded.

            SECTION 3.04. Notices Irrevocable. Each Request for Payment shall be irrevocable and binding on the Company. The Company shall indemnify the Agent and the Banks against any loss, cost or expense incurred by the Agent or the Banks as a result of any failure to fulfill on or before the date specified in such Request for Payment the applicable conditions referred to in Section 2.02 and Section 3.01(f), including, without limitation, any loss (not including loss of anticipated profits), cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by the Banks to fund the Payment to be made by the Banks when such Payment, as a result of such failure, is not made on such date.

            SECTION 3.05. Termination or Reduction of the Commitments. The Company may, upon at least five Business Days' notice to the Agent, terminate in whole or reduce in part the unused portions of the Total Commitments provided, however, that each partial reduction of the Facility shall be in a minimum amount of $5,000,000 and an integral multiple thereof. Any such termination shall be irrevocable and no such Commitment terminated or reduced may be reinstated. Any such reduction in part of the Total Commitments shall reduce each Bank's Commitment in the proportion borne by the amount of the reduction to the Total Commitments immediately prior thereto.

            SECTION 3.06. Banks' Obligations Several. The obligations of each Bank hereunder are several and the failure by any Bank to perform its obligations hereunder shall not affect the obligations of the Company towards any other party hereto nor shall any other party be liable for the failure by such Bank to perform its obligations hereunder. The failure of any Bank (the "Failing Bank") to make its portion of a Payment available shall not relieve the other Banks of the obligation to make their portion of the Payment. The aggregate of the amounts due to each Bank at any time is a separate and independent debt and each Bank shall have the right to protect and enforce its rights hereunder and it shall not be necessary (except as otherwise provided herein) for any other Bank or the Agent to be joined as an additional party to any proceedings to this end.

            SECTION 3.07. Each Bank's Participation. Each Bank will participate through its Facility Office in each Payment made pursuant to this Agreement in the proportion borne by its Commitment to the Total Commitments immediately prior to the making of that Payment.

            SECTION 3.08. Payment by Offtakers. Each Bill of Exchange shall require that the Face Amount thereof be paid in full to the Agent Offshore Account or such other .. account as may be designated by the Agent for such purpose in accordance with the terms of the relevant Bill of Exchange on the Maturity Date as specified therein. Such payment shall be for value in the relevant currency without withholding, set-off or counterclaim.

                                   ARTICLE IV
                            COMPUTATIONS AND PAYMENTS

            SECTION 4.01. Computations. The computation by the Agent of any Discounted Amount shall be on the basis of a year of 360 days, and the actual number of days occurring in the relevant Discount Period. Each determination by the Agent in the context of the calculation of a Discounted Amount (including any Discount Rate) shall be conclusive and binding for all purposes, absent manifest error.

            SECTION 4.02. Discount Period. The duration of each Discount Period shall be as specified in the Request for Payment being either 30 days or 60 days and equal to the period to maturity of the Bill of Exchange in consideration for which the Payment is made, provided that no Discount Period shall end on a date which falls after the Final Maturity Date. Where any Discount Period would otherwise end on a day other than a Business Day, the Discount Period shall end on the next preceding Business Day and the calculation of the Discounted Amount shall be made accordingly.

            SECTION 4.03. Payments to the Agent. On each date on which this Agreement requires an amount to be paid by any of the Banks hereunder, such Bank shall make the same available to the Agent by payment in US Dollars and in same day funds (or in such other funds as may for the time being be customary in London for the settlement in London of international banking transactions in US Dollars) to the Agent Offshore Account (or such other account or bank as the Agent may have specified for this purpose).

            SECTION 4.04. Payments by the Agent. Save as otherwise provided herein, each payment received by the Agent for the account of another person pursuant to Section 4.03, or a Bill of Exchange or the Guarantee shall be made available by the Agent to such other person (in the case of a Bank, for the account of its Facility Office) for value the same day by transfer to such account of such person with such bank in the principal financial centre of the country of the currency of such payment as such person shall have previously notified to the Agent.

            SECTION 4.05. Notice to Banks. When the Agent receives a Request for a Payment, it shall promptly (and in no event later than two Business Days prior to the proposed Payment Date) notify each of the Banks of the amount of the proposed Payment, the applicable Discount Rate, its participation in the Payment and the proposed Payment Date. Each Bank shall, subject to the provisions of this Agreement, make available to the Agent on the Payment Date its participation in the Payment pursuant to the provisions of Section 4.03.

            SECTION 4.06. Clawback. Where a sum is to be paid hereunder to the Agent for account of another person, the Agent shall not be obliged to make the same available to that other person or to enter into or perform any exchange contract in connection therewith until it has been able to establish to its satisfaction that it has actually received such sum, but if it does so and it proves to be the case that it had not actually received such sum, then the person to whom such sum or the proceeds of such exchange contract was so made available shall on request refund the same to the Agent together with an amount sufficient to indemnify the Agent against any cost or loss it may have suffered or incurred by reason of its having paid out such sum or the proceeds of such exchange contract prior to its having received such sum.

                                    ARTICLE V
                                    INDEMNITY

            SECTION 5.01. Indemnity. (a) The Company agrees to indemnify and hold harmless the Agent and each of the Banks and each of their respective affiliates and officers, directors, employees, agents, advisors and other representatives (each, an "Indemnified Party") from and against any and all claims, damages, losses, liabilities and expenses (including, without limitation, fees and expenses of counsel) that may be incurred by or asserted or awarded against any Indemnified Party, in each case arising out of or in connection with or by reason of, or the preparation for a defence of, any investigation, litigation or proceeding arising out of, related to or in connection with any Transaction Document or the transactions contemplated thereby, or any use made or proposed to be made with the proceeds thereof, whether or not such investigation, litigation or proceeding is brought by a Transaction Party, its shareholders or creditors or an Indemnified Party is otherwise a party thereto and whether or not the transactions contemplated hereby are consummated, except to the extent such claim, damage, loss, liability or expense is found in a final, non-appealable-judgment by a court of competent jurisdiction to have resulted from such Indemnified Party's negligence or willful misconduct. The Company also agrees that no Indemnified Party shall have any liability (whether direct or indirect, in contract or tort or otherwise) to the Company or its Subsidiaries or Affiliates or to the Company or its respective security holders or creditors arising out of, related to or in connection with this Agreement or the transactions contemplated thereby, except for direct, as opposed to consequential, damages determined in a final non-appealable judgment by a court of competent jurisdiction to have resulted from such Indemnified Party's negligence, willful misconduct or failure to perform its obligations hereunder; and

            (b) the Company agrees to indemnify and hold harmless the Agent and each of the Banks from and against, and shall pay on demand, any and all losses, liabilities, damages, costs, expenses and charges (including the fees and disbursements of legal counsel to the Agent and each of the Banks) suffered or incurred by the Agent and the Banks or any of them as a result of any failure of any Transaction Document to be the legal, valid and binding obligation of the parties thereto enforceable in accordance with its terms, or any failure by any Transaction Party to perform its obligations in accordance with the terms of each Transaction Document to which it is a party.

            SECTION 5.02. Costs and Expenses. The Company agrees to pay on demand (i) all costs and expenses of the Agent and the Banks in connection with the preparation, execution, delivery, administration, modification and amendment of the Transaction Documents including, without limitation, (A) all due diligence, collateral review, syndication, transportation, computer, duplication, appraisal, audit, insurance, consultant, search, filing and recording fees and expenses and (B) the fees and expenses of counsel for the Agent and the Banks with respect thereto, with respect to advising the Agent and the Banks as to its rights and responsibilities, or the perfection, protection or preservation of rights or interests, under the Transaction Documents, with respect to negotiations with any Transaction Party or with other creditors of any Transaction Party or any of its Subsidiaries arising out of any Event of Default or any events or circumstances that may give rise to an Event of Default and with respect to presenting claims in or otherwise participating in or monitoring any bankruptcy, insolvency or other similar proceeding involving creditors' rights generally and any proceeding ancillary thereto) and (ii) all costs and expenses of the Agent and the Banks in connection with the enforcement of the Transaction Documents, whether in any action, suit or litigation, any bankruptcy, insolvency or other similar proceeding affecting creditors' rights generally (including, without limitation, the reasonable fees and expenses of counsel for the Agent and the Banks with respect thereto).

            SECTION 5.03. Banks' Liabilities for Costs. If the Company fails to perform any of its obligations under this Article V, each Bank shall, in the proportion borne by its Commitment to the aggregate of all Commitments indemnify the Agent against any loss incurred by the Agent as a result of such failure and the Company shall forthwith reimburse each Bank for any payment made by it pursuant to this Section 5.03.

            SECTION 5.04. Survival. Without prejudice to the survival of any other agreement of any Transaction Party hereunder or under any other Transaction Document, the agreements and obligations of the Company contained in
Article IX and this Article V shall survive the payment in full of all amounts payable hereunder and under any of the other Transaction Documents.

                                   ARTICLE VI
                                EVENTS OF DEFAULT

            SECTION 6.01. Events of Default. If any of the following events shall occur and be continuing:

            (a) any Transaction Party shall fail to make any payment under any Transaction Document, in each case when the same becomes due and payable; or

            (b) any representation or warranty made by any Transaction Party (or any of its officers) under or in connection with any Transaction Document shall prove to have been incorrect in any material respect when made or if repeated at any time with reference to the facts and circumstances subsisting at such time would not be accurate in all material respects; or

            (c) any Transaction Party shall fail to perform any other term, covenant or agreement contained in any Transaction Document on its part to be performed or observed if such failure shall remain unremedied for 10 days after the date on which a responsible officer of the Company becomes aware of such failure; or

            (d) any indebtedness of any Transaction Party becomes due or capable of being declared due before its stated maturity or is not paid on maturity or on demand (if so payable), any guarantee or similar obligation of any Transaction Party is not discharged at maturity or when called or any Transaction Party goes into default under or commits a breach of any instrument or agreement relating to any such indebtedness or guarantee in the case of any Transaction Party other than the Company, in an amount in excess of US$5,000,000 individually or in the aggregate; or

            (e) any judgment or order for the payment of money in excess of US$5,000,000 or its equivalent (to the extent not fully paid or discharged) shall be rendered against any Transaction Party and either (i) enforcement proceedings shall have been commenced by any creditor upon such judgment or order or (ii) there shall be any period of 15 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or

            (f) any non-monetary judgrqent or order shall be rendered against any Transaction Party that could have a Material Adverse Effect, and there shall be any period of 10 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or

            (g) any provision of any Transaction Document shall for any reason cease to be legal, valid and binding on or enforceable against any Transaction Party being a party to it, or any such Transaction Party shall so state in writing; or

            (h) the Company ceases to carry on its business or disposes of all or any substantial part of its business or assets or all or any substantial part of its assets is condemned, attached, seized or appropriated by any governmental authority or any action by any governmental authority is instituted to dissolve the Company or suspend its operations; or

            (i) there shall occur any Material Adverse Change; or

            (j) there shall occur a Change in Control; or

            (k) there shall occur any Insolvency Event affecting any Transaction Party; or

            (l) any step is taken by any person with a view to the seizure, compulsory acquisition, expropriation or nationalisation of all or a material part of the assets of the Company or its share capital; or

            (m) the Government of Thailand or any competent authority thereof declares a moratorium on the payment of indebtedness by Thailand, any government agency or authority thereof or any Thai entity, or any moratorium occurs de facto, or Thailand ceases to be a member in good standing of the International Monetary Fund under the Articles of Agreement thereof, or the international monetary reserve of Thailand becomes subject to any encumbrance not created by operation of law and the effect of which materially impairs in any manner whatsoever, the ability of any Transaction Party to perform any of its obligations under any of the Transaction Documents,

            Then at once, or at any time thereafter, while such event is continuing and remains unremedied, the Agent may, and upon the request of the Majority Banks shall, by notice to the Company:

            (i) to the extent such event is attributable to the Company cancel the Commitments; or

            (ii) to the extent such event is attributable to an Offtaker accepting a Bill of Exchange or the Guarantor guaranteeing payment of such Bill of Exchange, decline to make the Payment relating to such Bill of Exchange, and take any other action as is provided for in the Transaction Documents.

            SECTION 6.02. Notice. The Agent shall promptly thereafter notify the Company of the conclusive determination of the Majority Banks that an Event of Default has occurred which is attributable to an Offtaker or the Guarantor.

                                   ARTICLE VII
                                     SHARING

            SECTION 7.01. Redistribution of Payments. If, at any time, the proportion which any Bank (a "Recovering Bank") has received or recovered (whether by payment, the exercise of a right of set-off or combination of accounts or otherwise) in respect of its portion of any payment (a "relevant payment") to be made under this Agreement [or any Bill of Exchange] by any Transaction Party for account of such Recovering Bank and one or more other Banks is greater (the portion of such receipt or recovery giving rise to such excess proportion being herein called an "excess amount") than the proportion thereof so received or recovered by the Bank or Banks so receiving or recovering the smallest proportion thereof, then:

            (a) such Recovering Bank shall inform the Agent of such receipt or recovery and pay to the Agent an amount equal to such excess amount;

            (b) [(in the case of a relevant payment made under this Agreement)] there shall thereupon fall due from the relevant Transaction Party to such Recovering Bank an amount equal to the amount paid out by such Recovering Bank pursuant to paragraph (a) above, the amount so due being, for the purposes hereof, treated as if it were an unpaid part of such Recovering Bank's portion of such relevant payment; and

            (c) the Agent shall treat the amount received by it from such Recovering Bank pursuant to paragraph (a) above as if such amount had been received by it from the relevant Transaction Party in respect of such relevant payment and shall pay the same to the persons entitled thereto (including such Recovering Bank) pro rata to their respective entitlements thereto.

            SECTION 7.02. Repayable Recoveries. If any sum (a "relevant sum") received or recovered by a Recovering Bank in respect of any amount owing to it by any Transaction Party becomes repayable and is repaid by such Recovering Bank, then:

            (a) each Bank which has received a share of such relevant sum by reason of the implementation of Section 7.01 shall, upon request of the Agent, pay to the Agent for account of such Recovering Bank an amount equal to its share of such relevant sum; and

            (b) there shall thereupon fall due from the relevant Transaction Party to each such Bank an amount equal to the amount paid out by it pursuant to paragraph (a) above, the amount so due being, for the purposes hereof, treated as if it were the sum payable to such Bank against which such Bank's share of such relevant sum was applied.

                                  ARTICLE VIII
                                      FEES

            SECTION 8.01. Fees. (a) Commitment Fee. The Company shall pay to the Agent for the account of each Bank a commitment fee from the date hereof, in each case until the Final Maturity Date, payable in arrear quarterly on March 31, June 30, September 30 and December 31, commencing March 31, 1998, and on the Final Maturity Date, at the rate of 0.25% per annum on the average daily unused portion of each Bank's Commitment.

            (b) Arrangement, Facility, Agency and Other Fees. The Company shall pay -to the Agent for its own account the arrangement, facility, agency fees and other fees specified in the letter of even date herewith from the Agent to the Company at the times, and in the amounts specified in such letter.

                                   ARTICLE IX
                                 INCREASED COSTS

            SECTION 9.01. Increased Costs, Etc. (a) If, due to either (i) the introduction of or any change in or in the interpretation of any law or regulation after the date hereof or (ii) the compliance with any guideline or request from any central bank or other governmental authority (whether or not having the force of law) first imposed after the date hereof, there shall be any increase in the cost to any Bank of agreeing to make or of making, funding or maintaining Payments, then the Discount Rate shall be increased accordingly to compensate such Bank for such increased cost.

            (b) If any Bank determines that compliance with any law or regulation or any guideline or request from any central bank or other governmental authority (whether or not having the force of law) first imposed after the date hereof affects or would affect the amount of capital required or expected to be maintained by such Bank or any corporation controlling such Bank and that the amount of such capital is increased by or based upon the existence of such Bank's Commitments hereunder then, the Discount Rate shall be increased accordingly to compensate such Bank for such increased cost.

            (c) Notwithstanding any other provision of this Agreement, if the introduction of or any change in or in the interpretation of any law or regulation after the date hereof shall make it unlawful, or any central bank or other governmental authority shall assert after the date hereof that it is unlawful, for the Agent or any Bank to perform its. obligations hereunder, then, on notice thereof and demand therefor by the Agent or any Bank to the Company the obligation of the Agent or such Bank to make Payments shall be suspended until the Agent or such Bank shall notify the Company that it has determined that the circumstances causing such suspension no longer exist.

            SECTION 9.02. Taxes. (a) Any and all payments by the Company hereunder shall be made free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto

("Taxes"). If the Company shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder (i) the sum payable shall be increased as may be necessary so that after making all required deductions the Agent and/or each of the Banks receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Company shall make such deductions and (iii) the Company shall pay the full amount deducted to the relevant tax authority or other governmental authority in accordance with applicable law.

            (b) In addition, the Company shall pay any present or future stamp, documentary, excise, property, VAT, goods and service tax or similar taxes, charges or levies - that arise from any payment made hereunder or from the execution, delivery or registration of, or otherwise with respect to this Agreement (hereinafter referred to as "Other Taxes").

            (c) The Company shall indemnify the Agent and each of the Banks for the full amount of Taxes and Other Taxes paid by the Agent and/or the Banks and any liability (including penalties, additions to tax, interest and expenses) arising therefrom or with respect thereto. This indemnification shall be made within 14 days from the date of written demand therefor made by the Agent or any Bank or such shorter period as may be required by applicable law .

            (d) Within 14 days after the date of any payment of Taxes or Other Taxes, the Company shall furnish to the Agent the original receipt of payment thereof or a certified copy of such receipt.

            SECTION 9.03. Certificates. A certificate of the Agent or the relevant Bank as to (a) the amount by which a the Discount Rate is to be increased under Section 9.01 or (b) the amount for the time being required to be paid by the Company under Section 9.02 shall, in the absence of manifest error, be conclusive evidence of the existence and amounts of the specified obligations of the Company.

                                    ARTICLE X
                                AGENCY PROVISIONS

            SECTION 10.01. Appointment of the Agent. Each Bank hereby appoints the Agent to act as its agent in connection herewith and authorises the Agent to execute and deliver any and all certificates and other documents contemplated by any of the Transaction Documents and to exercise such rights, powers, authorities and discretions as are specifically delegated to the Agent by the terms hereof together with all such rights, powers, authorities and discretions as are reasonably incidental thereto.

            SECTION 10.02. Agent's Discretions. The Agent may:

            (a) assume, unless it has, in its capacity as agent for the Banks, received notice to the contrary from any other party hereto, that (i) any representation made by any Transaction Party in connection herewith is true, (ii) no Event of Default or Potential Event of Default has occurred,
      (iii) no Transaction Party is in breach of or default under its obligations under the Transaction Documents and (iv) any right, power, authority or discretion vested herein upon the Majority Banks, the Banks or any other person or group of persons has not been exercised;

            (b) assume that the Facility Office of each Bank is that identified with its signature below (or, in the case of a Transferee, at the end of the Transfer Certificate to which it is a party as Transferee) until it has received from such Bank a notice designating some other office of such Bank to replace its Facility Office and act upon any such notice until the same is superseded by a further such notice;

            (c) engage and pay for the advice or services of any lawyers, accountants, surveyors or other experts whose advice or services may to it seem necessary, expedient or desirable and rely upon any advice so obtained;

            (d) rely as to any matters of fact which might reasonably be expected to be within the knowledge of any Transaction Party upon a certificate signed by or on behalf of any Transaction Party;

            (e) rely upon any communication or document believed by it to be genuine;

            (f) refrain from exercising any right, power or discretion vested in it as agent hereunder unless and until instructed by the Majority Banks as to whether or not such right, power or discretion is to be exercised and, if it is to be exercised, as to the manner in which it should be exercised; and

            (g) refrain from acting in accordance with any instructions of the Majority Banks to begin any legal action or proceeding arising out of or in connection with this Agreement or any other Transaction Party until it shall have received such security as it may require (whether by way of payment in advance or otherwise) for all costs, claims, losses, expenses (including legal fees) and liabilities together with any VAT thereon which it will or may expend or incur in complying with such instructions.

            SECTION 10.03. Agent's Obligations. The Agent shall:

            (a) promptly inform each Bank of the contents of any notice or document received by it in its capacity as Agent from any Transaction Party hereunder;

            (b) promptly notify each Bank of the occurrence of any Event of Default or any default by any Transaction Party in the due performance of or compliance with its obligations under this Agreement of which the Agent has notice from any other party hereto;

            (c) save as otherwise provided herein, act as agent hereunder in accordance with any instructions given to it by the Majority Banks, which instructions shall be binding on all of the Banks; and

            (d) if so instructed by the MajoritY Banks, refrain from exercising any right, power or discretion vested in it as Agent hereunder.

            SECTION 10.04. Excluded Obligations. Notwithstanding anything to the contrary expressed or implied herein, the Agent shall not:

            (a) be bound to enquire as to (i) whether or not any representation made by any Transaction Party in connection herewith is true, (ii) the occurrence or otherwise of any Event of Default or Potential Event of Default, (iii) the performance by any Transaction Party of its obligations under any Transaction Document or (iv) any breach of or default by any Transaction Party of its obligations under any Transaction Document;

            (b) be bound to account to any Bank for any sum or the profit element of any sum received by it for its own account;

            (c) be bound to disclose to any other person any information relating to any Transaction Party or any of its agencies if such disclosure would or might in its opinion constitute a breach of any law or regulation or be otherwise actionable at the suit of any person; or

            (d) be under any obligations Other than those for which express provision is made herein.

            SECTION 10.05. Indemnification. Each Bank shall, from time to time on demand by the Agent or the Arranger, indemnify the Agent and the Arranger, in the proportion its Commitment bears to the Total Commitments at the time of such demand against any and all costs, claims, losses, expenses (including legal fees) and liabilities together with any VAT thereon which the Agent or the Arranger may incur, otherwise than by reason of its own gross negligence or wilful misconduct, in acting in its capacity as Agent or Arranger hereunder.

            SECTION 10.06. Exclusion of Liabilities. Neither the Agent nor the Arranger accepts any responsibility for the accuracy and/or completeness of information supplied by any Transaction Party in connection herewith or for the legality, validity, effectiveness, adequacy or enforceability of this Agreement and save in the case of its gross negligence or wilful misconduct, neither the Agent nor the Arranger shall be under any liability as a result of taking or omitting to take any action in relation to this Agreement.

            SECTION 10.07. No Actions. Each of the Banks agrees that it will not assert or seek to assert against any director, officer or employee of the Agent or the Arranger any claim it might have against any of them in respect of the matters referred to in Section 10.06.

            SECTION 10.08. Business with any Transaction Party. The Agent may accept deposits from, lend money to and generally engage in any kind of banking or other business with any Transaction Party.

            SECTION 10.09. Resignation. The Agent may resign its appointment hereunder at any time without assigning any reason therefor by giving not less than thirty days' prior written notice to that effect to each of the other parties hereto, provided that no such resignation shall be effective until a successor for the Agent is appointed in accordance with the succeeding provisions of this Article X.

            SECTION 10.10. Successor Agent. If the Agent gives notice of its resignation pursuant to Clause 10.09, then any reputable and experienced bank or other financial institution may be appointed as a successor to the Agent by the Majority Banks during the period of such notice but, if no such successor is so appointed, the Agent may appoint such a successor itself, provided that at all times the Agent under this Facility Agreement shall also be the Agent under the Onshore Facility Agreement.

            SECTION 10.11. Rights and Obligations. If a successor to the Agent is appointed under the provisions of Section 10.10, then (a) the retiring Agent shall be discharged from any further obligation hereunder but shall remain entitled to the benefit of the provisions of this Article X and (b) its successor and each of the other parties hereto shall have the same rights and obligations amongst themselves as they would have had if such successor had been a party hereto.

            SECTION 10.12. Own Responsibility. It is understood and agreed by each Bank that it has itself been, and will continue to be, solely responsible for making its own independent appraisal of and investigations into the financial condition, creditworthiness, condition, affairs, status and nature of any Transaction Party and, accordingly, each Bank warrants to the Agent and the Arranger that it has not relied on and will not hereafter rely on the Agent or the Arranger:

            (a) to check or enquire on its behalf into the adequacy, accuracy or completeness of any information provided by any Transaction Party in connection with this Agreement or the transactions herein contemplated (whether or not such information has been or is hereafter circulated to such Bank by the Agent or the Arranger); or

            (b) to check or enquire on its behalf into the adequacy, accuracy or completeness of any communication delivered to it under any of the Transaction Documents, any legal or other opinions, reports, valuations, certificates, appraisals or other documents delivered or made or required to be delivered or made at any time in connection with any of the Transaction Documents, any security to be constituted thereby or any other report or other document, statements or information circulated, delivered or made, whether orally or otherwise and whether before, on or after the date of this Agreement; or

            (c) to check or enquire on its behalf into the due execution, delivery, validity, legality, adequacy, suitability, performance, enforceability or admissibility in evidence of any of the Transaction Documents or any other document referred to in paragraph (b) above or any guarantee, indemnity or security given or created thereby or any obligations imposed thereby or assumed thereunder; or

            (d) to assess or keep under review on its behalf the financial condition, creditworthiness, condition, affairs, status or nature of any Transaction Party.

            SECTION 10.13. Agency Division Separate. In acting as Agent hereunder for the Banks, the Agent shall be regarded as acting through its agency division which shall be treated as a separate entity from any other of its divisions or departments and, notwithstanding the foregoing provisions of this Article X, any information received by some other division or department of the Agent may be treated as confidential and shall not be regarded as having been given to the Agent's agency division.

            SECTION 10.14. Confidential Information. Notwithstanding anything to the contrary expressed or implied herein and without prejudice to the provisions of Section 10.13, the Agent shall not as between itself and the Banks be bound to disclose to any Bank or other person any information which is supplied by any Transaction Party to the Agent in its capacity as agent hereunder for the Banks and which is identified by any Transaction Party at the time it is so supplied as being confidential information, provided that the consent of the Company to such disclosure is hereby expressly given in relation to any information which in the opinion of the Agent relates to an Event of Default or Potential Event of Default or in respect of which the Banks have given a confidentiality undertaking in a form satisfactory to the Agent and the Company.

            SECTION 10.15. Safe Custody. The Agent shall be at liberty to place any of the Transaction Documents and any other instruments, documents or deeds delivered to it pursuant to or in connection with any of the Transaction Documents for the time being in its possession in any safe deposit, safe or receptacle selected by it or with any bank, any company whose business includes undertaking the safe custody of documents or any firm of lawyers of good repute and shall not be responsible for any loss thereby incurred.

            SECTION 10.16. Delegation. The Agent may, whenever it thinks fit, delegate by power of attorney or otherwise to any person or persons, or fluctuating body of persons, all or any of the rights, powers, authorities and discretions vested in it by any of the Transaction Documents and such delegation may be made upon such terms (including the power to sub-delegate) and subject to such conditions and to such regulations as the Agent may think fit and it shall not be bound to supervise, or be in any way responsible for any loss incurred by reason of any misconduct or default on the part of, any such delegate or sub-delegate.

                                   ARTICLE XI
                            ASSIGNMENTS AND TRANSFERS

            SECTION 11.01. Binding Agreement. This Agreement shall be binding upon and enure to the benefit of each party hereto and its or any subsequent successors, Transferees and assigns.

            SECTION 11.02. No Assignments and Transfers by the Company. The Company shall not be entitled to assign or transfer all or any of its rights, benefits and obligations hereunder.

            SECTION 11.03. Assignments and Transfers by Banks. Any Bank may, at any time, assign all or any of its rights and benefits hereunder or transfer in accordance with Section 11.05 all or any of its rights, benefits and obligations hereunder subject in either case to the consent of the Company such consent not to be unreasonably withheld which consent shall be deemed to have been given if no objection is made by the Company to any proposed assignment or transfer within 10 Business Days of the Company having notice thereof.

            SECTION 11.04. Assignments by Banks. If any Bank assigns all or any of its rights and benefits hereunder in accordance with Section 11.05, then, unless and until the assignee has agreed with the Agent and the other Banks that it shall be under the same obligations towards each of them as it would have been under if it had been an original party hereto as a Bank (whereupon such assignee shall become a party hereto as a "Bank"), the Agent and the other Banks shall not be obliged to recognise such assignee as having the rights against each of them which it would have had if it had been such a party hereto.

            SECTION 11.05. Transfers by Banks. If any Bank wishes to transfer all or any of its rights, benefits and/or obligations hereunder as contemplated in Section 11.03, then such transfer may be effected by the delivery to the Agent of a duly completed and duly executed Transfer Certificate in which event, on the later of the Transfer Date specified in such Transfer Certificate and the fifth Business Day after (or such earlier business day endorsed by the Agent on such Transfer Certificate falling on or after) the date of delivery of such Transfer Certificate to the Agent:

            (a) to the extent that in such Transfer Certificate the Bank party thereto seeks to transfer its rights, benefits and obligations hereunder, the Company and such Bank shall be released from further obligations towards one another hereunder and their respective rights against one another shall be cancelled (such rights and obligations being referred to in this Section 11.05 as "discharged rights and obligations");

            (b) the Company and the Transferee party thereto shall assume obligations towards one another and/or acquire rights against one another which differ from such discharged rights and obligations only insofar as the Company and such Transferee have assumed and/or acquired the same in place of the Company and such Bank;

            (c) the Agent, such Transferee and the other Banks shall acquire the same rights and benefits and assume the same obligations between themselves as they would have acquired and assumed had such Transferee been an original party hereto as a Bank with the rights, benefits and/or obligations acquired or assumed by it as a result of such transfer; and

            (d) such Transferee shall become a party hereto as a "Bank".

            SECTION 11.06. Transfer Fees. On the date upon which a transfer takes effect pursuant to Section 11.05 the Transferee in respect of such transfer shall pay to the Agent for its own account a transfer fee of US$3,000.

            SECTION 11.07 Disclosure of Information. Any Bank may disclose to any actual or potential assignee or Transferee or to any person who may otherwise enter into contractual relations with such Bank in relation to this Agreement or to its head office, other branches, regional offices and affiliated companies such information about the Company and any of its agencies as such Bank shall consider appropriate and the Company expressly consents to such disclosure.

                                   ARTICLE XII
                                   AMENDMENTS

            SECTION 12.01. Amendment Procedures. The Agent, if it has the prior written consent of the Majority Banks, and the Company may from time to time agree in writing to amend this Agreement or to waive, prospectively or retrospectively, any of the requirements of this Agreement and any amendments or waivers so agreed shall be binding on all the Banks and the Company. Provided that:

            (a) no such waiver or amendment shall subject any party hereto to any new or additional obligations without the consent of such party;

            (b) without the prior written consent of all the Banks, no such amendment or waiver shall:

                  (i) amend or waive any provision of Article VII or this
            Article XII;

                  (ii) reduce the proportion of any amount received or recovered
            (whether by way of set-off, combination of accounts or otherwise) in respect of any amount due from any Transaction Party hereunder to which any Bank is entitled;

                  (iii) change the principal amount of or currency of any
            Payment, or defer the Maturity Date of any Bill of Exchange;

                  (iv) change the Applicable Margin, change the Discount Rate, commitment fees or any other amount payable hereunder to all or any of the Agent and the Banks;

                  (v) defer the Final Maturity Date;

                  (vi) amend the definition of Majority Banks; or

                  (vii) amend any provision which contemplates the need for the consent or approval of all the Banks; and

            (c) notwithstanding any other provisions hereof, the Agent shall not be obliged to agree to any such amendment or waiver if the same would:

                  (i) amend or waive any provision of this Article XII, Article
            V or Article X; or

                  (ii) otherwise amend or waive any of the Agent's rights
            hereunder or subject the Agent to any additional obligations hereunder.

            SECTION 12.02. Amendment Costs. If the Company requests any amendment or waiver in accordance with Section 12.01 then the Company shall, on demand of the Agent, reimburse the Agent and the Banks for all costs and expenses (including legal fees) together with any VAT thereon incurred by the Agent and the Banks in responding to or complying with such request.

                                  ARTICLE XIII
                                  MISCELLANEOUS

            SECTION 13.01. Amendments, Etc. No amendment or waiver of any provision of this Agreement or any other Transaction Document, nor consent to any departure by the Company therefrom, shall in any event be effective unless the same shall be in writing and signed by the Agent, and such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

            SECTION 13.02. Notices, Etc. All notices and other communications provided for hereunder shall be in writing (including facsimile or telex communication) in the English language and mailed, faxed, telexed or delivered by an overnight courier of nationally recognised standing, if to the Company at the address of the Company at Chonburi Industrial Estate (Bowin) 358 Moo 6, Highway 331, Bowin, Sriracha, Chonburi 20230, Thailand, Attention: Chief Financial Officer, facsimile number (6638) 345375; if to the Agent at its address or at such other address as shall be designated by the Agent in a written notice to the other party. All such notices and communications shall, when mailed, faxed, telexed or sent by courier, be effective when deposited in the mails, transmitted by facsimile, confirmed by telex answer back or delivered to the overnight courier, respectively, except that notices and communications to the Agent pursuant to Article 11 or III shall not be effective until received by the Agent. Delivery by facsimile of an executed counterpart of any amendment or waiver of any provision of this Agreement to be executed and delivered hereunder shall be effective as delivery of a manually executed counterpart thereof.

            SECTION 13.03. No Waiver-, Remedies. No failure on the part of the Agent or the Banks to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

            SECTION 13.04. Right of Set-off. Upon the occurrence and during the continuance of any Event of Default the Agent and each Bank is hereby authorised at any time and from time to time, to the fullest extent permitted by law, to set off and otherwise apply any and all deposits (general or special, time or demand, provisional or final) at any time held or at any branch and other indebtedness at any time owing by the Agent, such Bank to or for the credit or the account of the any Transaction Party against any and all of the obligations of the that Transaction Party now or hereafter existing under this Agreement held by the Agent or such Bank irrespective of whether the Agent or such Bank shall have made any demand under this Agreement. The Agent and the Banks agree promptly to notify the Company after any such set-off and application; provided, however, that the failure to give such notice shall not affect the validity of such set-off and application. The rights of the Agent and the Banks under this Section are in addition to other rights and remedies (including, without limitation, other rights of set-off) that the Agent and the Banks may have.

            SECTION 13.05. Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by telecopier shall be effective as delivery of a manually executed counterpart of this Agreement.

            SECTION 13.06. Jurisdiction, Etc. (a) Each of the parties hereto hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the English courts. Each of the parties hereby consents generally in respect of any proceeding to the giving of relief in connection with such proceeding including the making, enforcement or execution of any order or judgement which may be made or given in such proceeding. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and, subject to applicable laws, may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that the Agent or any of the Banks may otherwise have to bring any action or proceeding relating to this Agreement or any of the other Transaction Documents in the courts of any other jurisdiction.

            (b) Each of the parties hereto irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have on the ground of venue or forum non coveniens or any similar grounds.

            SECTION 13.07. Governing Law. This Agreement is governed by, and shall be construed in accordance with, the laws of England.

            SECTION 13.08. Service of Process. The Company shall at all times maintain an agent for service of process in England. Such agent shall be Law Debenture Trust Corporation p.l.c, 95 Gresham Street, London EC2V 7CY and any writ, judgement or other notice of legal process shall be sufficiently served on the Company if delivered to such agent at its address for the time being. The Company undertakes not to revoke the authority of the above agent and if, for any reason, such agent no longer serves as agent for the Company to receive service of process, the Company shall promptly appoint another such agent and advise the Agent thereof and, failing such appointment within 15 days, the Agent shall be entitled to appoint such a person by notice to the Company. Nothing contained herein shall affect the right to serve process in any other manner permitted by law.

                              CONDITIONS PRECEDENT

Part 1. Conditions Precedent to Initial Payment

(a) The Related Documents shall be in full force and effect;

(b) the amount of committed equity and debt financing shall be sufficient to meet the financing requirements of the Project and the other transactions contemplated by the Related Documents;

(c) the Agent is satisfied with the terms and conditions of the Related
Documents;

(d) the Agent is satisfied with the corporate and legal structure and capitalisation of the Company including the terms and conditions of the memorandum and articles of association and each class of share capital of the Company and of each agreement or instrument relating 'to such structure or capitalisation;

(e) the Agent is satisfied with the management of the Company;

(f) the Company shall have received at least US$440,000,000 in gross cash proceeds from the sale of the Senior Notes, the Senior Subordinated Notes and the Private Placement;

(g) the Equity Investors shall own not less than 24.8 % of the issued and outstanding share capital of the Company;

(h) the Company and its existing lenders shall have executed an amendment, on terms acceptable to the Agent, to The Agreement of Financial Supporting dated September 27, 1996, between the Company and the ten lenders identified therein, waiving all defaults or Events of Default (as therein defined) which may have occurred or be continuing under such agreement or any defaults which may occur as a result of the transactions contemplated herein;

(i) the Company, the Agent and the Banks shall have received the approval of all local and national regulatory authorities which have jurisdiction as regards the ability of the Company, the Agent and the Banks to enter into this Agreement;

0) there shall exist no action, suit, investigation, litigation or proceeding affecting the Company pending or threatened before any court, governmental agency or arbitrator that (i) could have a Material Adverse Effect or (ii) purports to affect the legality, validity or enforceability of this Agreement, any other Transaction Document, or the consummation of the transactions contemplated hereby and thereby;

(k) all accrued fees and expenses of the Agent (including the accrued fees and expenses of counsel to the Agent and of local counsel to Agent and those contemplated by the letters dated 21 December 1997 and 26 February, 1998 between the Company and the Agent) shall have been paid;

(1) the Agent shall have received at least four Business Days before the day of the Initial Payment the following, each dated such day (unless otherwise specified) and in form and substance satisfactory to the Agent (unless otherwise specified):

      (i) certified copies of the resolutions of the Board of Directors of the Company, approving the execution, delivery and performance of this Agreement and each other Transaction Document which it is or is to be a party, and of all documents evidencing other necessary corporate action and governmental approvals, if any, with respect to this Agreement and each other Transaction Document;

      (ii) a power of attorney duly executed by the Authorised Directors on behalf of the Company appointing SDI Management Co. the duly authorised attorney of the Company for the purposes of this Agreement;

      (iii) a certificate of the Company, signed on behalf of the Company by two Authorised Directors, dated the date of the Initial Payment (the statements made in which certificate shall be true on and as of the date of the Initial Payment), certifying:

            (A) a true and correct copy of the memorandum and articles of association of the Company as in effect on the date of the Initial Payment;

            (B) that the Company is duly established and validly existing under the laws of Thailand and there is no outstanding proceeding for the dissolution or liquidation of the Company;

            (C) the completeness and accuracy of the representations and warranties contained in this Agreement as though made on and as of the date of the Initial Payment; and

            (D) the absence of any event occurring and continuing, or resulting from the Initial Payment, that constitutes an Event of Default or Potential Event of Default.

      (iv) an affidavit ("Nangsu Raprong") issued by the Partnerships and Companies Registration Office in Bangkok, Commercial Registration Department, ministry of Commerce in Bangkok in respect of the Company certifying the Authorised Directors empowered to bind the Company;

      (v) a certificate of the Secretary of the Company and each other Transaction Party certifying the names and true signatures of the officers of such persons authorised to sign this Agreement and each other Transaction Document to which they are or are to be parties and the other documents to be delivered hereunder and thereunder;

      (vi) such financial, business and other information regarding the Company and each Transaction Party as the Agent shall have requested, including, without limitation, information as to possible contingent liabilities, tax matters, environmental matters, audited annual financial statements, interim financial statements, the pro forma balance sheet as to the Company and forecasts prepared by management, in form and substance satisfactory to the Agent, of balance sheets, income statements and cash flow statements on a monthly basis for the first year following the day of the Initial Payment and on an annual basis for each year thereafter until the Final Maturity Date;

      (vii) a letter, in form and substance satisfactory to the Agent, from the Company to its independent certified public accountants, advising such accountants that the Agent has been authorised to exercise all rights of the Company to require such accountants to disclose any and all financial statements and any other information of any kind that they may have with respect to the Company and directing such accountants to comply with any reasonable request of the agent for such information;

      (viii) a certified copy of the acceptance by an agent in England of its appointment as agent of the Company for the purpose of accepting service of process;

      (ix) the legal opinion of Chandler & Thong-Ek, Thai counsel to the Agent;

      (x) the legal opinion of Shearman & Sterling, counsel to the Agent;

      (xi) the legal opinion of White & Case, counsel to the Company;

      (xii) the legal opinion of White & Case, Thai counsel to the Company;

      (xiii) the legal opinions of German counsel to KST and to Preussag;

      (xiv) the written approval of the Bank of Thailand of the Transaction Documents and the transactions contemplated thereby; and

      (xv) evidence that the Company shall have appointed an agent for service of process in accordance with Section 13.08.

Part 2. Conditions Precedent to All Payments

(a) The following statements shall be true (and each of the giving of the applicable Request for Payment and the acceptance by the Company of the proceeds of such Payment shall constitute a representation and warranty by the Company that both on the date of such notice and on the Payment Date or issuance such statements are true):

      (i) no event has occurred and is continuing, or would result from such Payment, that constitutes (a) an Event of Default under Section 6.01(a); or (b) any other Event of Default or Potential Event of Default and is attributable to the Offtaker accepting the Bill of Exchange to which the proposed Payment relates or the Guarantor guaranteeing payment of such Bill of Exchange; and

      (ii) there has been no Material Adverse Change affecting the Company on a consolidated basis since September 30, 1997.

(b) the Agent shall have received the following documents:

      (i) a certificate of the Secretary/Authorised Director of the Company, attesting to the fact that the Company is Solvent, in the form of Exhibit 6;

      (ii) a certificate of the Chief Financial Officer of the relevant Offtaker (and, in the case of KST, the Guarantor) accepting the Bill of Exchange in respect of which the Payment is -being made, in the form of Exhibit 7.

      (iii) a certificate of the relevant Offtaker in the form of Exhibit 5 accepted and agreed to by the Agent;

      (iv) an accepted Bill of Exchange from the relevant Offtaker or Offtakers (which Offtaker or Offtakers shall each at that time be a Transaction Party and shall not have been removed by the Company in accordance herewith) together with the documents referred to in paragraph (1) of Part 1 above with each reference to the Company being construed as a reference to the relevant Offtaker or Offtakers; and

      (v) in respect of a Bill of Exchange drawn upon KST, a Guarantee together with the documents referred to in paragraph (1) of Part 1 above with each reference to the Company being construed as a reference to the Guarantor;

(c) that the Management Agreement is in full force and effect on substantially the same terms and conditions as at the date hereof; and

(d) such other approvals, opinions or documents as the Agent may reasonably request.

                                                                      Appendix 2

                                   COMMITMENTS

              Bank                            Commitment
              ----                            ----------
              Banque Nationale de Paris     US$150,000,000

              --------------------------------------------------

                                                                       Exhibit 1

                           FORM OF REQUEST FOR PAYMENT

From: Nakornthai Strip Mill
      Public Company Limited

To:   [The Agent]

Dated:

Dear Sirs

1. We refer to the agreement (as from time to time amended, varied, novated or supplemented, the "Offshore Bill Discount Facility Agreement") dated March 12,1998 and .made between the Company, the Agent and the Banks. Terms defined in the Offshore Bill Discount Facility Agreement shall have the same meaning in this notice.

2. We hereby give you notice that, pursuant to the Offshore Bill Discount Facility Agreement and on [date of proposed Payment], we wish to obtain a Payment upon the terms and subject to the conditions contained therein representing the Discounted Amount of a Bill of Exchange bearing identification no. [ ] with a Face Amount of [ ] drawn upon and accepted by [ I and payable [30/60 days] after drawing.

3. We confirm that, at the date hereof; (i) no Event of Default under Section 6.01(a) has occurred; and (ii) no other Event of Default or Potential Event of Default has occurred and is attributable to the Offtaker accepting the Bill of Exchange to which such Payment relates or the Guarantor guaranteeing payment of such Bill of Exchange.

4. The proceeds of this Payment should be credited to the Revenue Account.

                                Yours faithfully



                                ............................
                                for and on behalf of
                                Nakornthai Strip Mill Public
                                Company Limited

                                                                       Exhibit 2

                            FORM OF BILL OF EXCHANGE


NSM ("Drawer")
Bangkok

Date: [

To:   [Klockner/Preussag] ("Acceptor")

You are directed to pay to the Agent (on behalf of and for the account of the Banks) ("Payee") or its order on the date ("Maturity Date") which is [30/60] [adjust for non-Business Days] days after the above date the sum of [ 1, value received.

Such amount shall be paid to the account of the Agent maintained at [London] in same day funds on the Maturity Date.

Any and all payments by the Acceptor hereunder shall be made free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto ("Taxes"). If the Acceptor shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder to the Payee (i) the sum payable shall be increased as may be necessary so that after making all required deductions the Payee receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Acceptor shall make such deductions and (iii) the Acceptor shall pay the full amount deducted to the relevant taxation authority or other governmental authority in accordance with applicable law.

This Bill of Exchange is governed by and shall be construed in accordance with the laws of England.

Signed                        (Drawer)
------


Accepted payable              (Acceptor)
----------------

                                                                       Exhibit 3

                         FORM OF GUARANTEE AND INDEMNITY

THIS DEED OF GUARANTEE is made the [ ] day of [ ], 199[ 1

BETWEEN:

(1)   [Klockner & Co] (the "Guarantor"); and

(2)   [   -   ] (the "Agent" for and on behalf of itself and the Banks (as defined in the Agreement).

WHEREAS:

      (A) Nakornthai Strip Mill Public Company Limited (the "Company") has entered into a syndicated offshore bill discount facility agreement (the "Agreement") with Banque Nationale de Paris as agent and arranger and the banks identified therein (the "Banks");

      (B) On the terms and subject to the conditions of the Agreement the Banks have agreed to make payments to the Company upon receipt of Bills of Exchange accepted by, inter alia, KST (the "Principal"); and

      (C) It is a condition precedent to the obligation of the Banks to make such payments that the Guarantor shall have executed this Guarantee.

1.    Interpretation

Terms defined (or used) in the Agreement shall have the same meaning where used herein. The rules of construction contained in Section 1.02 of the Agreement shall apply hereto.

2.    Guarantee

The Guarantor:

      (i) guarantees to the Agent and the Banks as a primary obligation the due and punctual observance and performance by the Principal of its obligations under each Bill of Exchange accepted by it (an "Accepted Bill of Exchange") and promises to pay to the Agent from time to time on demand all sums from time to time due and payable (but unpaid) by the Principal to the Agent and the Banks or any of them under or pursuant to any such Bill of Exchange or on

      (ii) agrees as a primary obligation to indemnify the Agent and the Banks from time to time on demand from and against any loss incurred by the Agent and the Banks or any of them as a result of any of the obligations of the Principal under an Accepted Bill of Exchange being or becoming void, voidable, unenforceable or ineffective for any reason whatsoever, whether or not known to the Agent and the Banks or any of them, the amount of such loss being the amount which the Agent and the Banks would otherwise have been entitled to recover from the Principal.

3.    Preservation of Rights

3.1 The obligations of the Guarantor herein contained shall be in addition to and independent of every other security which the Agent and the Banks or any of them may at any time hold in respect of any of the Principal's obligations under an Accepted Bill of Exchange.

3.2 Neither the obligations of the Guarantor herein contained nor the rights, powers and remedies conferred in respect of the Guarantor upon the Agent and the Banks or any of them by an Accepted Bill of Exchange or by law shall be discharged, impaired or otherwise affected by:

      (i) the winding-up, dissolution, administration or reorganisation of the Principal or any change in its status, function, control or ownership;

      (ii) any of the obligations of the Principal under an Accepted Bill of Exchange or under any other security relating to an Accepted Bill of Exchange being or becoming illegal, invalid, unenforceable or ineffective in any respect;

      (iii) time or other indulgence being granted or agreed to be granted to the Principal in respect of its obligations under an Accepted Bill of Exchange the Agreement or under any other document;

      (iv) any amendment to, or any variation, waiver or release of any obligation of the Principal under an Accepted Bill of Exchange, the Agreement or under any other document;

      (v) any failure to take, or fully to take, any security contemplated by an Accepted Bill of Exchange or otherwise agreed to be taken in respect of the Principal's obligations under an Accepted Bill of Exchange;

      (vi) any failure to realise or fully to realise the value of, or any release, discharge, exchange or substitution of, any such security or taken in respect of the Principal's obligations under an Accepted Bill of Exchange; or

      (vii) any other act, event or omission which, but for this Clause 3.2, might operate to discharge, impair or otherwise affect any of the obligations of the Guarantor herein contained or any of the rights, powers or remedies conferred upon the Agents and the Banks or any of them by an Accepted Bill of Exchange or by law.

3.3 Any settlement or discharge given by the Agent and the Banks or any of them to the Guarantor in respect of the Guarantor's obligations hereunder or any other agreement reached between the Agent and the Banks or any of them and the Guarantor in relation thereto shall be, and be deemed always to have been, void if any act on the faith of which the Agent or the Banks or any of them gave the Guarantor that settlement or discharge or entered into that Agreement is subsequently avoided by or in pursuance of any provision of law.

3.4 Neither the Agent nor the Banks nor any of them shall not be obliged before exercising - any of the rights, powers or remedies conferred upon it in respect of the Guarantor hereby or by law:

      (i)   to make any demand of the Principal;

      (ii) to take any action or obtain judgment in any court against the Principal;

      (iii) to make or file any claim or proof in a winding-up or dissolution of the Principal; or

      (iv) to enforce or seek to enforce any security taken in respect of any of the obligations of the Principal under an Accepted Bill of Exchange.

3.5 The Guarantor agrees that, so long as any amounts are or may be owed by the Principal under any Accepted Bill of Exchange or the Principal is under any actual or contingent obligations under the Bill of Exchange, the Guarantor shall not exercise any rights which the Guarantor may at any time have by reason of performance by it of its obligations hereunder:

      (i)   to be indemnified by the Principal;

      (ii) to claim any contribution from any other guarantor of the Principal's obligations under an Accepted Bill of Exchange; and/or

      (iii) to take the benefit (in whole or in part and whether by way of subrogation or otherwise) of any rights of the Agent or the Banks or any of them under any Accepted Bill of Exchange or of any other security taken pursuant to, or in connection with, any Accepted Bill of Exchange by the Agent and the Banks or any of them.

4.    Representations and Warranties

The Guarantor represents that:

      (i) it is duly incorporated in Federal Republic of Germany and has power to enter into and perform this Guarantee and has taken all necessary corporate action to authorise the execution, delivery and performance of this Guarantee;

      (ii) the execution, delivery and performance of this Guarantee will not contravene any law or regulation to which this Guarantor is subject or any provision of the Guarantor's memorandum and articles of association and all goverranental or other consents requisite for such execution, delivery and performance are in full force and effect;

      (iii) no obligation of the Guarantor is secured by, and the execution, delivery and performance of this Guarantee will not result in the existence of or oblige the Guarantor to create, any mortgage, charge, pledge, encumbrance or other encumbrance over any present or future revenues or assets of the Guarantor;

      (iv) the execution, delivery and performance of this Guarantee will not cause the Guarantor to be in breach of or default under any agreement binding on it or any of its assets and no material litigation or administrative proceeding before, by or of any court or governmental authority is pending or (so far as the Guarantor knows) threatened against it or any of its assets;

      (v) no Event of Default or Potential Event of Default has occurred and is continuing; and

      (vi) in any proceedings taken in relation to this Guarantee, it will not be entitled to claim for itself or any of its assets immunity from suit, execution, attachment or other legal process.

5.    Payments

5.1 (a) Any and all payments by the Guarantor hereunder shall be made free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto ("Taxes"). If the Guarantor shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder (i) the sum payable shall be increased as may be necessary so that after making all required deductions the Agent and/or each of the Banks receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Guarantor shall make such deductions and (iii) the Guarantor shall pay the full amount deducted to the relevant taxation authority or other governmental authority in accordance with applicable law.

5.2 The Guarantor shall indemnify the Agent and each of the Banks for the full amount of Taxes paid by the Agent and/or the Banks and any liability (including penalties, additions to tax, interest and expenses) arising therefrom or with respect thereto. This indemnification shall be made within 14 days from the date of written demand therefor made by the Agent or any Bank or such shorter period as may be required by applicable law.

5.3 Within 14 days after the date of any payment of Taxes, the Guarantor shall furnish to the Agent the original receipt of payment thereof or a certified copy of such receipt.

6.    Reporting

The Guarantor will furnish to the Agent as soon as they become available copies of its audited financial statements and such additional financial or other information as the Agent may from time to time reasonably request.

7.    Currency of Account

Moneys received or recovered by the Agent or the Banks or any of them from the Guarantor in a currency other than that in which the said sums are due and payable under or pursuant to an Accepted Bill of Exchange or under Clause 2(ii) hereof shall be converted into the latter currency at the rate at which the recipient would have sold the latter currency for the former at the opening of business on the latest day before the receipt or recovery on which the recipient quoted generally a rate of exchange for such a sale.

8.    Continuing Security

The obligations of the Guarantor herein contained shall constitute and be continuing obligations notwithstanding any settlement of account or other matter or thing whatsoever, and in particular but without limitation, shall not be considered satisfied by any intermediate payment or satisfaction of all or any of the obligations of the Principal under any Accepted Bill of Exchange and shall continue in full force and effect until final payment in full of all amounts owing by the Principal thereunder and total satisfaction of all the Principal's actual and contingent obligations thereunder.

9.    Set-Off

The Agent and the Banks or any of them may at any time combine any account in their books in the name of the Guarantor (at whatever branch and in whatever currency denominated) with any other such account.

10.   Notices

Any demand to be made by the Agent hereunder may be made at the principal place of business of the Guarantor for the time being.

11.   No Assignment

The Guarantor shall not be entitled to assign or transfer all or any of its rights or obligations hereunder.

12.   Governing Law

This Guarantee shall be governed by and construed in accordance with English law and the Guarantor hereby irrevocably submits to the jurisdiction of the English Courts.

IN WITNESS WHEREOF this Guarantee has been duly executed as a deed and is intended to be and is hereby delivered on the date first above written.

[Form of execution dependent on Klocknerl

                                                                       Exhibit 4

                          FORM OF TRANSFER CERTIFICATE

To:   [Agent]

                              TRANSFER CERTIFICATE

relating to the agreement (as from time to time amended, varied, novated or
supplemented, the "Agreement") dated [         ] 199[ ] whereby an offshore bill
discount facility was made available to [       ] by a group of banks on whose
behalf [Banque Nationale de Paris] acted as agent in connection therewith.

1. Terms defined in the Agreement shall, subject to any contrary indication, have the same meanings herein. The terms Bank, Transferee, Bank's Participation and Amount Transferred are defined in the schedule hereto.

2. The Bank confirms that the Bank's Participation is an accurate summary of its participation in the Agreement and requests the Transferee to accept and procure the transfer to the Transferee of a percentage of the Bank's Participation (equal to the percentage that the Amount Transferred is of the aggregate of the component amounts (as set out in the schedule hereto) of the Bank's Participation) by counter-signing and delivering this Transfer Certificate to the Agent at its address for the service of notices specified in the Agreement.

3. The Transferee hereby requests the Agent to accept this Transfer Certificate as being delivered to the Agent pursuant to and for the purposes of Section
11.05 of the Agreement so as to take effect in accordance with the terms thereof on the Transfer Date or on such later date as may be determined in accordance with the terms thereof.

4. The Transferee confirms that it has received a copy of the Agreement together with such other information as it has required in connection with this transaction and that it has not relied and will not hereafter rely on the Bank to check or enquire on its behalf into the legality, validity, effectiveness, adequacy, accuracy or completeness of any such information and further agrees that it has not relied and will not rely on the Bank to assess or keep under review on its behalf the financial condition, creditworthiness, condition, affairs, status or nature of the Company.

5. The Transferee hereby undertakes with the Bank and each of the other parties to the Agreement that it will perform in accordance with their terms all those obligations which by the terms of the Agreement will be assumed by it after delivery of this Transfer Certificate to the Agent and satisfaction of the conditions (if any) subject to which this Transfer Certificate is expressed to take effect.

6. The Bank makes no representation or warranty and assumes no responsibility with respect to the legality, validity, effectiveness, adequacy or enforceability of the Agreement or any document relating thereto and assumes no responsibility for the financial condition of the Company or for the performance and observance by the Company of any of its obligations under the Agreement or any document relating thereto and any and all such conditions and warranties, whether express or implied by law or otherwise, are hereby excluded.

7. The Bank hereby gives notice that nothing herein or in the Agreement (or any document relating thereto) shall oblige the Bank to (a) accept a re-transfer from the Transferee of the whole or any part of its rights, benefits and/or obligations under the Agreement transferred pursuant hereto or (b) support any losses directly or indirectly sustained or incurred by the Transferee for any reason whatsoever including the non-performance by the Company or any other party to the Agreement (or any document relating thereto) of its obligations under any such document. The Transferee hereby acknowledges the absence of any such obligation as is referred to in (a) or (b) above.

8. This Transfer Certificate and the rights, benefits and obligations of the parties hereunder shall be governed by and construed in accordance with English law.


                                  THE SCHEDULE

1.    Bank:

2.    Transferee:

3.    Transfer Date:

4.    Bank's Participation:

5.    Amount Transferred:

[Transferor Bank]                        [Transferee Bank]

By:                                      By:


Date:                                    Date:

                      Administrative Details of Transferee


Address:

Contact Name:

Account for Payments:

Telex:

Fax:]

Telephone:

                                                                       Exhibit 5

                             CERTIFICATE OF OFFTAKER

To:   [Agent]
Date: [[Address]

Re: Offshore Bill Discount Facility Agreement (the "Agreement") dated [ ], 1998 and entered into between Nakornthai Strip Mill Public Company Limited ("the Company"), Banque Nationale de Paris (the "Agent") and the Banks identified therein

We understand that it is a condition precedent to the obligation of the Banks under the Agreement to make a Payment that this confirmation be given by us to the Agent. Terms defined in the Agreement have the same meaning where used herein.

We confirm that, at the date hereof, the representations and warranties set out below are true ..and acknowledge that the Agent and the Banks shall be making a Payment to the Company in reliance on these representations and warranties:

1. Status and Due Authorisation. We have power to accept the Bill of Exchange in respect of which the confirmation is given and to exercise its rights and perform its obligations thereunder and all action required to authorise its acceptance of Bill of Exchange and its performance of its obligations hereunder has been duly taken.

2. No Deductions or Withholding. Under the laws of Germany in force at the date hereof, we will not be required to make any deduction or withholding from any payment it may make hereunder.

3. Claims Pari Passu. Under the laws of Germany in force at the date hereof, the claims of the Agent and the Banks against us under the Bill of Exchange will rank at least pari passu with the claims of all our other unsecured creditors.

4. No Immunity. In any proceedings taken in Germany in relation to the Bill of Exchange, we will not be entitled to claim for ourselves or any of our assets immunity from suit, execution, attachment or other legal process.

5. Governing Law and Judgments. In any proceedings taken in Germany in relation to the Bill of Exchange, the choice of English law as the governing law of the Bill of Exchange and any judgment obtained in England will be recognised and enforced.

6. Validity and Admissibility in Evidence. All acts, conditions and things required to be done, fulfilled and performed in order (a) to enable us lawfully to enter into, exercise our rights under and perform and comply with the obligations expressed to be assumed by us in the Bill of Exchange, (b) to ensure that the obligations expressed to be assumed by us in the Bill of Exchange are legal, valid and binding and (c) to make the Bill of Exchange admissible in evidence in Germany have been done, fulfilled and performed.

7. No filing or Stamp Taxes. Under the laws of Germany in force at the date hereof, it is not necessary that the Bill of Exchange be filed, recorded or enrolled with any court or other authority in Germany or that any stamp, registration or similar tax be paid on or in relation to the Bill of Exchange.

8. Binding Obligations. The obligations expressed to be assumed by us in the Bill of Exchange are legal and valid obligations binding on us in accordance with the terms hereof.

9. Change in Control. At the date hereof [KST is a Subsidiary of the Guarantor/all of the issued and outstanding shares of Preussag are owned by Saltzgitter AG.]

Any and all payments under the relevant Bill of Exchange shall be made free and clear of and -without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto ("Taxes"). If we are required by law to deduct any Taxes from or in respect of any sum payable thereunder to the Payee (i) the sum payable shall be increased as may be necessary so that after making all required deductions the Payee receives an amount equal to the sum it would have received had no such deductions been made, (ii) we shall make such deductions and (iii) we shall pay the full amount deducted to the relevant taxation authority or other governmental authority in accordance with applicable law.


_______________________________
for and on behalf of
[KST/Preussag]
Name:
Title:




_______________________________
agreed and accepted by
[the Agent] for
and on behalf of
itself, the
Arranger

                  and the Banks

                                                                       Exhibit 6

                             CERTIFICATE OF COMPANY

                                                      Date: [            ]

To:   [Agent]
      [Address]

Re: Offshore Bill Discount Facility Agreement (the "Agreement") dated [ ], 1998 and entered into between Nakornthai Strip Mill Public Company Limited ("the Company"), Banque Nationale de Paris (the "Agent") and the Banks identified therein.

We understand that it is a condition precedent to the obligations of the Banks under the Agreement to make a Payment that this confirmation be given by us to the Agent.

Terms defined in the Agreement have the same meanings where used herein.

We confirm that, as of the date hereof, the Company is, individually and together with its Subsidiaries, Solvent.


____________________________

Authorised Director

for and on behalf of
Nakornthai Strip
Mill Public Company
Limited

                                                                       Exhibit 7

                             CERTIFICATE OF OFFTAKER


To:   [Agent]
      [Address]                                 Date: [           ]

Re: [Onshore Bill Discount Facility] [Offshore Bill Discount Facility] Agreement (the "Agreement") dated [ ] 1998 and entered into between Nakornthai Strip Mill Public Company Limited (the "Company"), Banque Nationale de Paris (the "Agent" and the "Arranger") and the Banks identified therein

We understand that it is, inter alia, a condition precedent to the obligation of the Banks under the Agreement to make a Payment that this confirmation be given by us to the Agent. Terms defined in the Agreement have the same meaning where used herein.

We confirm at the date hereof, that the sum of:

(i) all accounts receivable of the [relevant Offtakerl (the "Offtaker") in the period from the date hereof to and including the date that is [the number of days until the maturity of the Bill of Exchange being financed] from the date hereof (the "Maturity Date"); and

(ii)  Available Cash; exceeds the sum of

(iii) all accounts payable by the Company in the period from the date hereof to and including the Maturity Date;

(iv) all indebtedness of the Company failing due for payment from the date hereof to and including the Maturity Date; and

(v) the sum of the Face Value of [all] Bills of Exchange accepted by [KST/Preussag] including the Bill of Exchange in connection with the issue of which this certificate is given provided, however, that no amount shall be counted twice in the above determination.

For the purposes of this certificate:

"indebtedness" shall be construed so as to include any obligation (whether incurred as principal or as surety) for the payment of repayment of money, whether present or future, actual or contingent.

"Available Cash" means on any date the aggregate (expressed in US Dollars or as a US Dollar equivalent) of

      (i) all amounts, which are legally and beneficially owned by the Offtaker standing to the credit of current and deposit accounts with banks and other deposit taking institutions.

      (ii) the face value of all certificates of deposit legally and beneficially owned by the Offlaker denominated in US Dollars or Deutsche marks of any bank having a short-term issuer debt rating of A-1 or better issued by Standard & Poor's Corporation or P-1 or better by Moody's Investors Service, Inc;

      (iii) the face value of all fully negotiable and marketable debt securities legally and beneficially owned by the Offlaker and issued by the government of a country being a member of the Organization for Economic Cooperation and Development or a corporation having a short term debt rating of A-1 or better by Standard & Poor's Corporation or P-1 or better by Moody's Investors Service, Inc and a long-term debt rating of BBB or better by Standard & Poor's Corporation or Baa or better by Moody's Investors Service, Inc in each case denominated in US Dollars or Deutschmarks maturing less than [two] years from the date of acquisition and which constitute direct and primary obligations; and

      [(iv) all equity securities listed on a recognised stock exchange legally and beneficially owned by the Offtaker and for the purposes of this determination such security shall have the market value attributable thereto on the date hereof;]

in each case excluding any such amount or security to which Or in respect of which the right of access, use, alienation or any of the other rights of a legal and beneficial owner are blocked or restricted (whether by a Encumbrance or otherwise).


_________________________
Director
for and on behalf of
[Offtaker]

              SYNDICATED OFFSHORE BILL DISCOUNT FACILITY AGREEMENT

                                 EXECUTION PAGES


THE COMPANY

NAKORNTHAI STRIP MILL PUBLIC COMPANY LIMITED



By: /s/ John W. Schultes
    --------------------------
    Title: President/CEO



THE AGENT

BANQUE NATIONALE DE PARIS, LONDON BRANCH



By: /s/ Francois Van Den Baserl
    --------------------------
    Title: Country Manager



THE ARRANGER

BANQUE NATIONALE DE PARIS, NEW YORK BRANCH



By: /s/ David A. Barcos
    --------------------------
    Title: Vice President



THE BANKS

BANQUE NATIONALE DE PARIS, SINGAPORE BRANCH



By: /s/ Peter Labrie
    --------------------------
    Title: Deputy General Manager